Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS SECOND QUARTER 2016 RESULTS
Record Revenue Up 37% to $90.1 Million
Raises 2016 Guidance

PLEASANTON, Calif. - July 28, 2016 - Ellie Mae® (NYSE:ELLI), a leading provider of innovative on-demand software solutions and services for the residential mortgage industry, today reported results for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	Record revenue of $90.1 million, up 37% from $65.9 million in Q2 2015

•	Net income of $10.6 million, up 39% from $7.6 million in Q2 2015

•	Adjusted EBITDA of $30.9 million, up 37% from $22.6 million in Q2 2015

•	13,000 Encompass seats booked

•	Revenue per average active Encompass® user of $601, up 14% from $526 in Q2 2015

“Second quarter results exceeded expectations across revenue, bookings and profitability,” said Jonathan Corr, president and CEO of Ellie Mae. “Our results are reflective of the mortgage industry’s transformation toward technology-driven solutions and our expanded market leadership. Our business also benefits from an improving housing and origination market. With the strong first half complete, we are raising our 2016 full year guidance.”

Financial Results
Total revenue for the second quarter of 2016 was $90.1 million, compared to $65.9 million for the second quarter of 2015. Net income for the second quarter of 2016 was $10.6 million, or $0.34 per diluted share, compared to net income of $7.6 million, or $0.25 per diluted share, for the second quarter of 2015.

On a non-GAAP basis, adjusted net income for the second quarter of 2016 was $20.1 million, or $0.64 per diluted share, compared to $14.9 million, or $0.48 per diluted share, for the second quarter of 2015. Adjusted EBITDA for the second quarter of 2016 was $30.9 million, compared to $22.6 million for the second quarter of 2015.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures, is set forth below under the section entitled “Use of Non-GAAP Financial Measures.”

Key Operating Metrics:

•	The total number of active Encompass users increased 21% year-over-year to 153,334;

•	Contracted revenue increased 39% year-over-year to $49.6 million; and

•	Revenue per average active Encompass user in the second quarter increased 14% year-over-year to $601.

Third Quarter and Full Year 2016 Financial Outlook
For the third quarter of 2016, our revenue is expected to be in the range of $90.0 million to $92.0 million. Net income is expected to be in the range of $8.7 million to $9.2 million, or $0.27 to $0.29 per diluted share. Adjusted net income is expected to be in the range of $17.7 million to $18.9 million, or $0.56 to $0.59 per diluted share. Adjusted EBITDA is expected to be in the range of $28.0 million to $30.0 million.

For the full year 2016, revenue is expected to be in the range of $338.0 million to $341.0 million, up from the previously provided range of $325.0 million to $329.0 million. Net income is expected to be in the range of $27.5 million to $28.5 million, or $0.86 to $0.89 per diluted share, up from the previously provided range of $23.5 million to $25.5 million, or $0.74 to $0.80 per diluted share. Adjusted net income is expected to be in the range of $63.5 million to $66.0 million, or $2.00 to $2.06 per diluted share, up from the previously provided range of $58.4 million to $61.4 million, or $1.84 to $1.92 per diluted share. Adjusted EBITDA is expected to be in the range of $99.0 million to $103.0 million, up from the previously provided range of $93.0 million to $97.5 million.

Quarterly Conference Call
Ellie Mae (the “Company”) will discuss its second quarter 2016 results today, July 28, 2016, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 800-967-7143 or 719-325-2336 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://ir.elliemae.com. An audio replay of the call will be available through August 11, 2016 by dialing 888-203-1112 or 719-457-0820 and entering access code 9493361.

Use of Non-GAAP Financial Measures
Ellie Mae provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA, and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus stock-based compensation expense and amortization of intangible assets. EBITDA consists of net income plus depreciation, amortization of intangible assets, and income tax provision, less other income, net. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Free cash flow consists of net cash provided by operating activities less acquisition of property and equipment and internal-use software, net. Ellie Mae uses adjusted net income and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, loss on impairment of intangible assets, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-

based compensation expense from adjusted net income and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, adjusted EBITDA, and free cash flow differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income, EBITDA, adjusted EBITDA, and operating cash flow to free cash flow are included in the tables below.

Note Regarding Adjusted Net Income
Recent Compliance and Disclosure Interpretations published by the U.S. Securities and Exchange Commission in May of 2016 (the “May C&DI”) related to the use of non-GAAP financial measures would require the Company to include an additional adjustment to adjusted net income to reflect the income tax effects of the adjustments to GAAP net income (the “tax adjustment”), as discussed above.  In reporting adjusted net income results for the second quarter of 2016, as well as the Company’s adjusted net income guidance for the third quarter and full year of 2016, the Company has elected to calculate adjusted net income consistent with its historical practice, excluding the tax adjustment discussed in the May C&DI. The Company believes that maintaining consistency with its historical practice as well as the Company’s original 2016 financial outlook better allows the Company’s investors to evaluate financial performance. The Company is evaluating the best way to transition and comply with the May C&DI while providing consistency to investors.

Disclosure Information
Ellie Mae uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, SEC filings, and public conference calls and webcasts.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is a leading provider of innovative on-demand software solutions and services for the residential mortgage industry. Mortgage lenders of all sizes use Ellie Mae’s Encompass® all-in-one mortgage management solution, Mavent Compliance Service, and AllRegs research, reference and education resources to improve compliance, loan quality and efficiency across the entire mortgage lifecycle. Visit EllieMae.com or call (877) 355-4362 to learn more.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income, adjusted EBITDA, and adjusted net income for the third quarter and fiscal year 2016. These statements involve known and unknown risks, uncertainties, and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgages in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; our ability to manage growth and expenses as we continue to scale our business; reallocation of internal resources; costs incurred and delays in developing new products; changes in anticipated rates of SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of our products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2015 as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR CONTACTS:

Alex Hughes
VP of Investor Relations
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
(415) 217-4967
lisa@blueshirtgroup.com

PRESS CONTACT:

Erica Harvill

Ellie Mae, Inc.
(925) 227-5913
Erica.Harvill@elliemae.com

# # #

© 2016 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, DataTrac®, Ellie Mae Network™, Mavent®, Mortgage Returns®, Prospect Manager®, Total Quality Loan®, True CRM®, TQL® and the Ellie Mae logo are trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$44,609	$34,396
Short-term investments	46,859	48,975
Accounts receivable, net of allowance for doubtful accounts of $218 and $124 as of June 30, 2016 and December 31, 2015, respectively	44,306	28,568
Prepaid expenses and other current assets	11,262	9,874
Total current assets	147,036	121,813
Property and equipment, net	105,787	81,360
Long-term investments	41,592	55,473
Intangible assets, net	19,861	22,810
Deposits and other assets	8,248	8,888
Goodwill	74,547	74,547
Total assets	$397,071	$364,891
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,526	$9,911
Accrued and other current liabilities	27,385	37,307
Deferred revenue	18,824	15,864
Total current liabilities	55,735	63,082
Leases payable, net of current portion	151	685
Other long-term liabilities	14,926	10,273
Total liabilities	70,812	74,040

Stockholders’ equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 30,198,074 and 29,566,511 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	3	3
Additional paid-in capital	307,227	285,342
Accumulated other comprehensive income (loss)	172	(257)
Retained earnings	18,857	5,763
Total stockholders’ equity	326,259	290,851
Total liabilities and stockholders’ equity	$397,071	$364,891

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2016	2015	2016	2015
Revenues	$90,098	$65,942	$163,723	$120,131
Cost of revenues(1)	28,453	20,862	55,084	38,212
Gross profit	61,645	45,080	108,639	81,919
Operating expenses:
Sales and marketing(1)	12,506	8,804	27,792	18,564
Research and development(1)	14,662	9,282	27,115	17,579
General and administrative(1)	17,793	14,149	33,525	26,451
Total operating expenses	44,961	32,235	88,432	62,594
Income from operations	16,684	12,845	20,207	19,325
Other income, net	162	153	361	285
Income before income taxes	16,846	12,998	20,568	19,610
Income tax provision	6,258	5,368	7,474	8,396
Net income	$10,588	$7,630	$13,094	$11,214
Net income per share of common stock:
Basic	$0.36	$0.26	$0.44	$0.39
Diluted	$0.34	$0.25	$0.42	$0.37
Weighted average common shares used in computing net income per share of common stock:
Basic	29,578,630	29,092,149	29,643,779	28,931,042
Diluted	31,188,599	30,807,417	31,279,512	30,643,071

Net income	$10,588	$7,630	$13,094	$11,214
Other comprehensive income, net of taxes:
Unrealized gain (loss) on investments	101	(41)	429	130
Comprehensive income	$10,689	$7,589	$13,523	$11,344

(1)Includes stock-based compensation expense of the following for the periods presented:

Cost of revenues	$1,132	$813	$2,102	$1,428
Sales and marketing	1,059	673	1,937	1,190
Research and development	1,944	1,376	3,448	2,523
General and administrative	3,883	3,215	7,221	5,943
	$8,018	$6,077	$14,708	$11,084

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,094	$11,214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,679	4,310
Provision for uncollectible accounts receivable	111	(6)
Amortization of intangible assets	2,949	2,511
Stock-based compensation expense	14,708	11,084
Excess tax benefit from stock-based compensation	(1,234)	(3,852)
Deferred income taxes	6,153	6,433
Loss on disposal of property and equipment	5	90
Amortization of investment premium	490	530
Changes in operating assets and liabilities:
Accounts receivable	(15,849)	(8,759)
Prepaid expenses and other current assets	(1,388)	4,592
Deposits and other assets	(1,580)	(762)
Accounts payable	(432)	(984)
Accrued, other current and other liabilities	(6,629)	7,821
Deferred revenue	2,895	4,628
Net cash provided by operating activities	21,972	38,850
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(15,566)	(17,196)
Acquisition of internal-use software	(16,373)	(13,260)
Proceeds from sale of property and equipment	—	37
Purchases of investments	(35,615)	(28,306)
Maturities of investments	31,551	28,703
Sale of investments	20,000	—
Net cash used in investing activities	(16,003)	(30,022)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(2,080)	(1,730)
Proceeds from issuance of common stock under employee stock plans	9,127	8,579
Payments for repurchase of common stock	—	(8,830)
Tax payments related to shares withheld for vested restricted stock units	(4,037)	(2,537)
Excess tax benefit from stock-based compensation	1,234	3,852
Net cash provided by (used in) financing activities	4,244	(666)
NET INCREASE IN CASH AND CASH EQUIVALENTS	10,213	8,162
CASH AND CASH EQUIVALENTS, Beginning of period	34,396	26,756
CASH AND CASH EQUIVALENTS, End of period	$44,609	$34,918

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued)
(UNAUDITED)
(in thousands)

	Six Months ended June 30,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$145	$69
Cash paid for income taxes	$129	$511
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases accrued but not paid	$3,709	$1,687
Stock-based compensation capitalized to property and equipment	$1,125	$464
Acquisition of property and equipment under capital leases	$—	$7,020

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2016	2015	2016	2015
Net income	$10,588	$7,630	$13,094	$11,214
Depreciation	4,725	2,543	8,679	4,310
Amortization of intangible assets	1,492	1,179	2,949	2,511
Other income, net	(162)	(153)	(361)	(285)
Income tax provision	6,258	5,368	7,474	8,396
EBITDA	22,901	16,567	31,835	26,146

Stock-based compensation expense	8,018	6,077	14,708	11,084
Adjusted EBITDA	$30,919	$22,644	$46,543	$37,230

Net income	$10,588	$7,630	$13,094	$11,214
Stock-based compensation expense	8,018	6,077	14,708	11,084
Amortization of intangible assets	1,492	1,179	2,949	2,511
Adjusted net income	$20,098	$14,886	$30,751	$24,809

Shares used to compute adjusted net income per share
Basic	29,578,630	29,092,149	29,643,779	28,931,042
Diluted	31,188,599	30,807,417	31,279,512	30,643,071

Adjusted net income per share
Basic	$0.68	$0.51	$1.04	$0.86
Diluted	$0.64	$0.48	$0.98	$0.81

Net cash provided by operating activities	$32,032	$27,904	$21,972	$38,850
Acquisition of property and equipment and internal-use software, net	(11,529)	(14,441)	(31,939)	(30,456)
Free cash flow	$20,503	$13,463	$(9,967)	$8,394

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Third Quarter 2016 Projected Range		Fiscal 2016 Projected Range
Net income	$8,700	$9,200	$27,500	$28,500

Depreciation	5,800	6,200	20,700	21,500
Amortization of intangible assets	1,500	1,500	5,900	5,900
Income tax provision/other	4,500	4,900	14,800	15,500
EBITDA	20,500	21,800	68,900	71,400

Stock-based compensation expense	7,500	8,200	30,100	31,600
Adjusted EBITDA	$28,000	$30,000	$99,000	$103,000

Net income	$8,700	$9,200	$27,500	$28,500
Stock-based compensation expense	7,500	8,200	30,100	31,600
Amortization of intangible assets	1,500	1,500	5,900	5,900
Adjusted net income	$17,700	$18,900	$63,500	$66,000

Shares used to compute non-GAAP net income per share
Basic	30,100,000	30,300,000	30,300,000	30,500,000
Diluted	31,800,000	32,000,000	31,800,000	32,000,000

Projected net income per share
Basic	$0.29	$0.30	$0.91	$0.93
Diluted	$0.27	$0.29	$0.86	$0.89

Adjusted net income per share
Basic	$0.59	$0.62	$2.10	$2.16
Diluted	$0.56	$0.59	$2.00	$2.06